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                                     QTOI-95

                        MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement is entered into this 10th day of January, 1995 "COMPANIA DOMINICANA DE TELEFONOS, C. POR A. (CODETEL)", a Dominican Republic company, with principal offices at Ave. Abraham Lincoln No. 1101, Santo Domingo, Dominican Republic and EXECUTONE Information Systems, Inc., a Virginia Corporation with principal office at 478 Wheelers Farms Road, Milford, CT 06460 U.S.A. ("Buyer').

Whereas, Buyer desires to have CODETEL manufacture units of a specific product or products designed by Buyer and sell such product(s) to Buyer in accordance with the provisions of this Agreement, and

Whereas, CODETEL is willing to manufacture and sell such product units to Buyer in accordance with the provisions of this Agreement.

Now therefore, in consideration of the mutual representations, warranties and covenants set forth herein, Buyer and CODETEL hereby agree as follows:

1 Definition of Terms.

     1.1 Throughout this Agreement, except as the context may otherwise require:

          (a) "Agreement" means this agreement for the manufacture and sale of the Product or Products specified in Schedule A, to be attached hereto.

          (b) "Bill of Material" means the list of components and materials required by CODETEL in order to manufacture the Products, together with a price list of such items, specified in Schedule E to be attached hereto.

          (c) "Change Order" means a written order from Buyer to CODETEL requesting any changes to the Products which Buyer may desire to make, including changes in the drawings, designs, specifications, method of shipment, and/or packing of the Products.

          (d) "Consigned Tooling" means the tooling, software programs and/or equipment specified in Schedule D, to be attached hereto, which Buyer shall consign to CODETEL for purposes of the manufacture and testing of the Products.

          (e) "Price" means the Free On Board (F.O. B.) Port (Sea - Haina, Air - Las Americas) price as set forth in Schedule B, to be attached hereto, or as may be otherwise agreed to in writing by the parties.

          (f) "Product" or "Products" means the product(s) to be manufactured by CODETEL as specified in Schedule A, to be attached hereto.

          (g) "Purchase Order" means a written purchase order issued by Buyer containing information with respect to each purchase made under this Agreement, including a description of the Products, purchase quantity, purchase delivery schedule, nominated carrier, routing instructions, destination, and confirmation of price.

          (h) "Quality Plan" means the Product testing and inspection procedures specified in Schedule C, to be attached hereto.




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          (i)  "Q-TEL"  means  CODETEL'S  Quality  Telecommunications   Products
division, a duty-free zone operation located in the ltabo Industrial Park, city of Haina, province of San Cristobal, Dominican Republic, dedicated to the Manufacturing, Assembling and Rehabilitation of Telecommunications products.

2. The Products.

     2.1 Q-TEL will manufacture and sell to Buyer the Product or Products specified in Schedule A, to be attached hereto.

     2.2 Additional items may be added to Schedule A and B upon the mutual agreement of Buyer and Q-TEL. In such event, the manufacture and sale of such additional items shall be made in accordance with the provisions of this Agreement.

     3. Purchase Orders.

     3.1 The purchase and sale of Products shall be made against specific written Purchase Orders submitted by Buyer to Seller during the term of this Agreement. All Purchase Orders for Products submitted by Buyer shall state the following: (i) Buyer's name and address; (ii) a description of the Products ordered; (iii) the quantities of Products ordered; (iv) the requested delivery dates; (v) the destination of the Products ordered; (vi) the price(s) for Products ordered, and (vii) a specific reference to this Agreement and to the contract number (if any) assigned by Q-TEL to this Agreement.

     3.2 Buyer shall mail any Purchase Orders to Q-TEL and shall, on the day of dispatch of any such Purchase Order, confirm by facsimile or telex the quantity of the Products ordered and the Purchase Order number. Q-TEL shall acknowledge by facsimile or telex, the details of the Purchase Order described in any such telex received from Buyer within (14) fourteen calendar days of receiving such order.

     3.3 All Purchase Orders (and any amendments thereto) issued by Buyer shall provide a minimum lead time of one-hundred and twenty (120) days for the delivery of any finished units of the Products (with a grace period of fifteen 15 days to complete the delivery of such Products). All Purchase Orders (and any amendments thereto) are subject to acceptance by Q-TEL which acceptance shall be indicated by return of a copy of Buyer's Purchase Order appropriately signed by Q-TEL so as to indicate acceptance of any such order of units of the Products. For the purposes of this Agreement , acceptance may be understood in the form of an acknowledgement document signed by the appropriate Q-TEL representative.

     3.4 If any conflict arises between the terms stated in any Purchase Order and the terms and conditions of this Agreement, the provisions of this Agreement shall prevail. None of the preprinted terms and conditions stated on Buyer's Purchase Order form or on any related documents delivered or transmitted to Q-TEL shall be of any force or effect.

     3.5 This Agreement is entered into by Buyer for the benefit of itself and its parent, subsidiary and affiliated companies. Buyer's parent company, subsidiaries, and/or affiliated companies, wherever located, will be entitled to place Purchase Orders with Q-TEL subject to the terms and conditions herein contained; provided, however, Q-TEL may refuse to accept any such Purchase Order unless placed directly by Buyer.


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     4.  Agreement Period.

     4.1 This Agreement shall commence on December 23, 1994 and, unless sooner terminated in accordance with the provisions of this Agreement, shall remain in full force and effect for an initial period of thirty-six (36) months. Expiration date is December 22, 1997.

     4.2 Upon the expiration of the initial thirty-six (36) month term, this Agreement shall be automatically renewed and shall continue in full force and effect until terminated by either party for any reason by giving not less than three (3) months written notice to the other party. In the event either party provides such notice of termination, this Agreement shall terminate immediately upon the expiration of the required notice period.

     5. Firm Orders and Order Forecasts.

     5.1 Concurrent with the execution of this Agreement, Buyer shall provide Q-TEL with its initial schedule of purchases of the Products, specified by model number, for the seven (7) month period commencing with the expiration of the minimum lead time requirement specified in Subsection 3.3 above. Buyers schedule of purchases of the Products for this period will be only estimates of its orders of the Products during such period (the "Forecasted Orders").

     5.2 On or before the fifteenth day of each calendar month following the execution of this Agreement, Buyer shall provide Q-TEL, with: (i) a written Purchase Order updating and amending its Firm Order commitment; and (ii) an updated forecast of its Forecasted Orders during the seven (7) month period subsequent to the last delivery scheduled in the updated Purchase Order provided pursuant to clause (i) of this Subsection.

     5.3 On the fifteenth day of each calendar month following the execution of this Agreement, orders forecasted for the first month of the Forecast Order period will be deemed to be zero unless confirmed by Buyer issuing a Purchase Order with respect to such month. Prior to any Forecasted Order becoming a Firm Order, Buyer may increase, decrease or cancel any such Forecasted Order.

     5.4 Q-TEL shall be entitled to purchase long lead components for all Firm Orders issued by Buyer. Q-TEL's purchase of long lead time components required to satisfy Buyer's forecasted orders shall require Buyer's prior approval.

     6. Pricing.

     6.1 The applicable Price for any units of the Products ordered hereunder has been set forth in Schedule B, to be attached hereto.

     6.2 The prices specified in Schedule B include all costs of packaging and packing, export documentation, and Dominican Republic government taxes applicable to the sale and export of the Products. Prices for the Products are exclusive of any other federal, state, or local sales, use, excise, or other similar taxes or duties, which Q-TEL may be required to collect or pay as a consequence of the sale or delivery of any units of the Products to Buyer, and Buyer shall be responsible for the payment or reimbursement of any such taxes, fees, or other charges. No taxes have been allocated as part of Q-TEL's price to Buyer on Products. No tax requirement is expected to duly-free zone operations within the Dominican Republic,

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however,  unexpected  changes in the law may  signify in a price  adjustment  if required.

     6.3 The Prices specified in Schedule B are in United States Dollars and shall remain fixed, except for any price increases due to specific Product changes (as described in Section 10) Q-TEL in manufacturing and delivering the Products to Buyer because of any event or circumstance beyond Q-TEL control. Q-TEL will conduct quarterly price reviews internally and will inform Buyer of results: Price reductions, maintaining price or price increases. In any case of price variation, it will only be effective after expressly approved by both parties.

     6.4 Any increase in the Price payable for any of the Products pursuant to Subsection 6.3, immediately above, shall be agreed between the parties and any such price increase will only become effective thirty (30) days after such agreement. In the absence of agreement between the parties concerning any such price increase, either party shall be entitled to terminate this Agreement, subject to the provisions of Subsection 12.3, below.

     6.5 In the case where Price changes are resulting from Change Orders, special requirements from Buyer, special freight costs and/or temporary cost increase on parts and raw material in general, such changes in Prices, once approved by Buyer, must be effective to the date the situation or circumstance originating the change started or to the change implementation date.

     7. Delivery.

     7.1 All Products shall be delivered F.O.B., Port as indicated in 1.1 (a).Q-TEL shall deliver the Products at its own expense on the scheduled delivery date set forth in any effective Purchase Order to Buyer's nominated carrier as may be specified in such Purchase Order. The Products shall be packed and marked for shipment at Buyers expense and in accordance with Buyer's instructions set forth in such Purchase Order. In the absence of specific shipping instructions, Q-TEL shall select a carrier who shall be deemed to act as Buyers agent, notwithstanding any payment by Q-TEL of freight charges made for Buyers account. Q-TEL shall have no liability for any events occurring during shipment. Any claim for damages or loss must be filed with the nominated or selected carrier.

     7.2 Risk of loss or damage to any units of the Product shall pass to Buyer upon Q-TEL delivery of such units of the Product to the nominated carrier specified by Buyer, or, in the absence of such instruction, to the qualified carrier selected by Q-TEL. Title to any units of the Product shall pass to Buyer upon Q-TEL receipt of payment in full for such units of the Product.

     7.3 Buyer will be entitled to reject any units of the Product delivered more than thirty (30) days in advance of the scheduled delivery date specified in any effective Purchase Order (see 7.5 below), and to return such units of the Products to Q-TEL, at Q-TEL's expense for subsequent delivery to Buyer in conformity with the applicable Purchase Order.

     7.4 Subject to the exceptions specified in Section 14. below, Q-TEL agrees that in the event it shall deliver any units of the Products more than fifteen (1 5) working days after the ex factory delivery date specified in any corresponding Purchase Order (see 7.5) issued by Buyer and accepted by Q-TEL hereunder. Q- TEL shall be responsible for the difference between the sea freight charges which would ordinarily be incurred by Buyer to deliver such units of the Products to Buyer's receiving destination in the United States and the reasonable air freight charges

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necessarily  incurred to  expedite  delivery  of such  Product  units to Buyer's receiving destination.


     7.5 Contract delivery dates for Products included on Purchase Orders may differ from dates stated on such Purchase Orders. In such case, an Acknowledgement must be made by Q-TEL stating the new contract delivery dates. Delivery schedules submitted by Q-TEL may also change Purchase Order's delivery dates, becoming contract delivery dates, upon the approval of Buyer.

     7.6 Both parties agree that shipments will be made under mutual coordination, to fill a forty (40) foot sea freight container to at least 75% of capacity, and air containers as directed by Buyer. A twenty (20) foot container will be used at the discretion of the Buyer. Buyer will only delay shipment of a full container for reasons specified in Section 7.6 and 7.3 above.

     7.7 Delays in delivering Products in accordance with Purchase Order's or later agreed dates, resulting from delays in receiving parts and components purchased by Q-TEL from Buyer, will not be under the responsibility of Q-TEL, neither the associated penalties or additional costs. In such cases Buyer will be notified and new contract delivery dates shall be agreed.

     8. Inspection and Acceptance.

     8.1 Q-TEL shall manufacture and inspect the Product in accordance with the Quality Plan specified in Schedule C, to be attached hereto. Buyer shall have the right to review the Quality Plan and Q-TEL manufacturing and inspection operations at any reasonable time in order to verify that the applicable standards are being satisfied.

     8.2 Any proposed changes to be made to the Quality Plan or to the manufacturing process which may affect the Products shall be reviewed and approved by Buyer before such changes are implemented; Buyer agrees that any such required approval shall not be unreasonably withheld. If any changes are implemented without such prior approval, Buyer shall be entitled to reject any units of the Products manufactured during the period such unauthorized changes were in place.

     8.3 Buyer may inspect and test the Products at all reasonable times and places. If such inspection or testing is made on Q-TEL's premises, Q-TEL shall provide reasonable facilities for such inspection and testing. Q-TEL shall provide adequate space for the storage of Buyer's inspection tools and test equipment in accordance with the provisions of Section 17, below.

     8.4 Final inspection and acceptance of Buyer shall be conducted on delivery of the Products at its receiving destination, unless otherwise agreed in any applicable Purchase Order. Q-TEL will perform to an outgoing quality level of below 1% defect rate by using one of the following MIL - STD 105D sampling plans: (a) 0.4% AQL or equivalent on submitted lots of 250 units or less; or,
(b) 0.65% AQL or equivalent on submitted lots of 251 units or greater.

     8.5 Products which fail to conform to the applicable specifications and/or description contained in this Agreement may be rejected by Buyer by providing written notice thereof to Q-TEL within thirty (30) days of receipt of such Products at Buyer's receiving destination. In such event, the provisions of Subsection 9.4 below, shall apply with respect to any such rejected Products. If Buyer fails to properly

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reject any units of the  Products  within  such  thirty  (30) day  period,  such
Product units shall be deemed accepted and may not be subsequently rejected.

     9. Warranty.

     9.1 Q-TEL warrants solely for the benefit of Buyer, that for a period of three (3) months from the date of acceptance of any units of the Products by Buyer, the portions of the Products which Q-TEL has agreed to produce and manufacture (hereinafter "Manufacturer Assemblies") will conform to the specifications incorporated in Schedule C, to be attached hereto, and will be free from defects in materials and workmanship under normal use and service.

     9.2 As used  herein,  the term  "Manufacturer  Assemblies"  shall mean only those portions of the Products for which component materials and/or subassemblies are purchased by Q-TEL and which are actually manufactured and/or assembled by Q-TEL; Manufacturer Assemblies shall not include any kitted inventory of component materials, or any subassemblies or finished products (eg., keyboards, power supplies, disk drive mechanisms, or computer software) that are produced by separate manufacturers and consigned to Q-TEL by Buyer (all such items are collectively referred to hereinafter as "Non-Q-TEL Assemblies").

     9.3 Q-TEL'S express warranty with respect to Manufacturer Assemblies shall not apply to any expendable components (eg., fuses, bulbs, etc.), nor to any Manufacturer Assemblies damaged as a result of any accident, negligence, use in any application for which the Manufacturer Assemblies were not designed or intended, modification without the prior consent of Q-TEL, any cause external to the Manufacturer Assemblies (eg., power failure or air condition failure), or by any other causes unrelated to defective materials or workmanship.

     9.4 Any Products determined to be defective in materials or workmanship or not to conform to the applicable specification within the warranty period will be repaired or replaced, at Q-TEL's option, through one or more of the following methods: (I) by Q-TEL, at its expense, upon return of any defective Product units to Q-TEL; (ii) by Q-TEL's appointment of a third party contractor to correct any such discovered defects at Q-TEL's expense; or (iii) by Buyer, at its respective facilities, at a mutually agreed price to be paid by Q-TEL.

          (a) No return of Products will be accepted without a return material authorization number (an "RMA#") which will be promptly issued by Q-TEL, together with a statement of Q-TEL's election pursuant to this Subsection 9.4 as to the manner in which such allegedly defective Products will be repaired or replaced, within five (5) working days after Q-TEL's receipt of Buyers written request for any such RMA#.

          (b) Any Products returned must be in their original shipping cartons and must be complete with all packing materials. A complete description regarding the nature of any alleged defect must be included with all returned Product units.

          (c) If any Products returned under Q-TEL's warranty policy are found to conform to the warranties set forth herein, then the party returning such items shall promptly reimburse Q-TEL for its reasonable expenses incurred in handling and processing any such warranty claim, and such items shall be returned at the risk and expense of such party.

          (d) Q-TEL will perform an incoming inspection on all

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components  required  for the  manufacture  of Buyer's  products and accepts all responsibility for material defects found in Buyers product. Q-TEL agrees to reimburse Buyer, upon written notification to Q-TEL, for all reasonable costs
associated  with  correcting   product  failures   resulting  from  material  or
workmanship defects within the warranty period, including, without limitation, all additional labor costs, freight and manufacturing expense.

     9.5 EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SUBSECTION 9.1, ABOVE, Q-TEL MAKES NO OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY UNITS OF THE PRODUCTS AND/OR ANY MANUFACTURER ASSEMBLIES PROVIDED BY Q-TEL IN FURTHERANCE OF THIS AGREEMENT. No warranty is made concerning the operation or performance of custom equipment or with respect to any Products produced to any specifications or drawings not originating with Q-TEL. Q-TEL neither assumes nor authorizes any other person or entity to assume for Q-TEL any other liability in connection with the manufacture and/or sales of Products in furtherance of this Agreement. The exclusive remedy concerning the repair or replacement of Products set forth in Subsection 9.4, above and reimbursement pursuant to section 9.4 (d), is expressly in lieu of all other remedies which may be available to Buyer at law or in equity.

     9.6 Q-TEL's liability hereunder is expressly limited to refund of the purchase price then paid to Q-TEL for any defective units of the Product and reimbursement of costs pursuant to Section 9.4(d), whether Q-TEL's liability arises from any breach of Q-TEL's express warranty, breach of any obligation arising from breach of warranty, or otherwise with respect to the manufacture and sale of any units of the Product hereunder, and whether liability is asserted in contract or tort, including negligence and strict product liability. Except as provided in Section 7.5 and Section 9.4 (d), in no event shall Q-TEL be liable for costs of procurement of substitute goods by Buyer or for any loss of profits or loss of use, or for any incidental, consequential, special, or other damages however caused, whether or not Q-TEL has been advised of the possibility of such loss or damage.

     10. Product Changes.

     10.1 Buyer may, by written Change Order, make changes in the drawings, designs, specifications, or packaging requirements concerning the Products, and/or request additional or diminished services from Q-TEL.

     10.2 Q-TEL may recommend to Buyer at any time proposed changes in the drawings, designs, specifications, process changes, or packaging or packing requirements that are expected to result in improved Product reliability or cost reduction. Implementation of Q-TEL'S recommendations shall only be made upon receipt of authorization by Buyer in the form of Buyer's written Change Order.

     10.3 Upon Q-TEL'S receipt of Buyer's Change Order, Q-TEL shall determine any cost modifications and within thirty (30) days of Q-TEL's receipt of such Change Order, Q-TEL shall provide Buyer with and appropriate statement setting forth any result cost modifications to be incurred.

     10.4 After Q-TEL's statement setting out any resulting cost modifications has been accepted by Buyer, the new price shall apply to any subsequent Purchase Order with respect to which the change is effective; Schedule B, to be attached

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hereto, shall be amended accordingly.

     10.5 If any changes recommended by Q-TEL result in a decrease in the Price of any Products, Buyer and Q-TEL shall share equally the decrease in the Price. If any changes implemented by Buyer result in an increase or decrease in the Price of the Products, Buyer shall be liable for one hundred percent (100%) of any cost increase and shall enjoy one hundred percent (100%) of any cost savings.

     10.6 Buyer shall reimburse Q-TEL for any authorized materials purchased by Q-TEL which are no longer required for the manufacture of the Products as a result of any implemented changes.

11. Payment and Invoices.

     11.1 Buyer agrees that it shall pay for any and all units of the Products within sixty (60) days from the date of Buyer's receipt of Q-TEL's corresponding complete statement of account for any such units of the Products. Any payment due to Q-TEL shall be sent by wire transfer to such bank account as shall be designated by Q-TEL. All due invoices will be reconciled, accepted, and reflected on a statement of account and will be subject of a penalty of 1 % per month, after the above referred sixty (60) day period.

     11.2 When partial shipments are made, payment shall become due in accordance with the provisions of the agreement establishing.

     11.3 The payment of Q-TEL's invoices concerning units of the Products manufactured for the benefit of the Buyer and delivered to the carrier designed by Buyer, or, in the absence of such instructions, to the carrier selected by Q-TEL, shall not constitute acceptance of such Product by Buyer.

     11.4 Both parties agree that invoicing will be made based on actual ship (On Board) dates as specified on carrier's Bill of Lading.

12. Termination.

     12.1 Either party may terminate this Agreement if the other party violates any material provision of this Agreement and fails to correct or cure any such violation within thirty (30) days after receipt of written notice of such violation. Unless corrected or cured within such period, the termination of this Agreement shall be effective thirty (30) days after delivery of such notice.

     12.2 Should either party be adjudicated to be bankrupt or insolvent, or should a receiver or liquidator be appointed for its business or assets, or should an assignment be made for the benefit of such party's creditors, or should such party file or have filed against it a petition for winding up its affairs, or should such party file or have filed against it a petition under any applicable bankruptcy statutes or regulation, or should such party attempt to assign this Agreement without the written consent of the other party being first obtained, then the other party shall be entitled to terminate this Agreement effective immediately upon delivery of notice of such election to the other party.

     12.3 Any payment obligations of Buyer owed to Q-TEL shall survive the expiration or termination of this Agreement for any reason. In the event this Agreement is terminated by either of the parties in accordance with the provisions of Subsection 6.4 above, the Buyer shall nevertheless remain obligated to pay Q- TEL the contract price for all finished units of the Products which have been

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manufactured by Q-TEL against the Firm Orders issued by the Buyer,  whether such units have been delivered to the Buyer, or are in transit to the Buyer, or are in Q- TEL's inventory ready for shipment to the Buyer. In addition, the Buyer shall remain liable to pay Q-TEL for all work in process and for all component materials in Q- TEL's inventory as of the effective date of termination which work in process has been undertaken and/or component materials have been purchased by Q-TEL in order to fulfill the Firm Orders issued by the Buyer. The Buyer acknowledges and agrees that the reasonable value of the work in process shall be determined on the basis of the cost of materials plus ten percent (10%) and that the reasonable value of such component materials shall be determined on the basis of the cost of such items plus five percent (5%). Any and all payment obligations owed to Q-TEL in accordance with the provisions of this Agreement shall be resolved and paid within thirty (30) days after the effective date of termination.

13. Cancellation.

     13.1 Buyer may not cancel any Purchase Order (or any part thereof within thirty (30) days prior to the scheduled Product delivery date as specified in Q-Tel's Acknowledgement.

     13.2 If Buyer cancels any Purchase Order between  thirty-one (31) and sixty
(60) days prior to the scheduled Product delivery date as specified in the relevant Acknowledgement, Buyer shall pay Q-TEL as liquidated damages an amount equal to eighty percent (80%) of the price of the canceled portion of such Purchase Order. If Buyer cancels any Purchase Orders between sixty-one (61) and ninety (90) days prior to the scheduled Product delivery date as specified in the relevant Purchase Order, Buyer shall pay to Q-TEL as liquidated damages an amount equal to sixty-five percent (65%) of the price of the canceled portion of such Purchase Order. The liquidated damages paid by Buyer to Q-TEL in accordance with the provisions of this Subsection 13.2 shall be Q-TEL's sole and exclusive remedy with respect to any such canceled Purchase Order.

     13.3 Buyer shall not be liable for cancellation of any Purchase Order more than ninety (90) days prior to the scheduled Product delivery date as specified in the relevant Acknowledgement, provided, however, Buyer shall nevertheless be liable to reimburse Q-TEL for any long lead time components purchased by Q-TEL with the approval of Buyer.

     13.4 Cancellation of any Purchase Order shall be effective as of the date on which written notice of cancellation is received by Q-TEL.

14. Force Majeure.

     Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder or under any Purchase Order issued in furtherance of this Agreement, or for its failure to cure any default under this Agreement or any related Purchase Order, during any period in which such performance or cure is delayed or prevented by any fire, flood, war, embargo, strike, riot, or intervention of any governmental authority, or any other circumstances (whether or not of a similar nature) beyond the control of such party; provided, however, that the party suffering such delay immediately notifies the other party in writing (by telex, or telegraphic means), of the reasons for the delay and, if possible, the duration of such delay.

15. Confidentiality and Intellectual Property.


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     15.1 In order to  enable  Q-TEL to  manufacture  the  Products  under  this
Agreement, Buyer shall disclose to Q-TEL certain information relating to the design and manufacture of the Products, which information is understood by Q-TEL to be information of a confidential nature, including, without limitation, Buyer's engineering drawings, designs, specifications, schematics, and bill of materials (collectively referred to hereinafter as the "Subject Information").

     15.2 Q-TEL acknowledges that certain of the Subject information may be considered proprietary and confidential to Buyer. Buyer shall advise Q-TEL if it considers any particular information or related materials to be trade secrets and/or confidential. Q-TEL agrees to receive and use its reasonable best efforts to maintain the confidentiality of all trade secrets and other confidential information disclosed to it by Buyer for a period of five (5) years from the date of receipt thereof, or two (2) years after the completion of this Agreement (including any extension hereof, or the earlier termination of this Agreement, whichever occurs later, and not to use the Subject Information for any purpose except as required by this Agreement.

     15.3 Q-TEL's obligation to hold Buyers Subject Information in confidence shall not apply to any information which: (i) is known by Q-TEL at the time of receiving any such disclosure from Buyer; (II) becomes known to the general public without breach of the non-disclosure obligations set forth in this Agreement; (iii) is disclosed by Buyer to third parties without restriction on disclosure; (iv) is obtained from a third party without breach of a non-disclosure obligation; (v) is independently developed by employee(s) who have not had access to the proprietary information at issue; or (vi) is required to be disclosed in connection with any suit, action, or other dispute related to this Agreement

     15.4 Upon the completion of this Agreement or its earlier termination, Q-TEL shall return all Subject Information, including copies of any of such information, to (F.O.B. Port as specified in 1.1 (e)), or, if requested by Buyer, Q-TEL shall destroy all Subject information remaining in its possession and certify the destruction of all such documents and related materials.

16. Assignment and Subcontracting.

     16.1 Neither party shall be entitled to assign or otherwise transfer this Agreement, or to assign any of its respective rights or delegate any of its obligations hereunder, without the prior written consent of the other party, and any attempted or purported assignment by either party without such consent shall be null and void.

     16.2 Q-TEL shall not subcontract the manufacture of the Products, or any part thereof, without first obtaining the written consent of the Buyer.

     16.3 Q-TEL shall not sublet Buyers Consigned Tooling, or any part thereof, without first obtaining the written consent of the Buyer.

17. Consigned Tooling.

     17.1 Buyer agrees that it shall consign to Q-TEL the tooling and/or equipment specified in Schedule D, to be attached hereto. Q-TEL shall use such tooling and equipment only in the performance of its obligations in furtherance of this Agreement or as may be otherwise authorized by Buyer.

     17.2 Q-TEL agrees not to remove Buyer's name as marked on any Consigned Tooling, and to store the Consigned Tooling on its premises separately from its own goods or those of any other person or entity and in a manner which

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makes the Consigned Tooling readily identifiable as the goods of Buyer.

     17.3 Any Consigned Tooling delivered to Q-TEL shall be used and handled only by employees of Q-TEL who are trained in the use of such tooling. Q- TEL agrees to maintain the Consigned Tooling in good condition, normal wear and tear expected. Buyer acknowledges that it will contract with the appropriate equipment suppliers for maintenance of any Consigned Tooling delivered to Q-TEL.

     17.4 Buyer shall perform an inspection of components from each piece of the Consigned Tooling to verify that such tooling confirms with Buyer(s) engineering drawings and specifications. Prior to manufacture of the Products, Q- TEL must have received prior written approval from Buyer to use the Consigned Tooling in the manufacturing process.

     17.5 Upon completion of this Agreement (including any extension hereof), or the earlier termination of this Agreement, Q-TEL shall return the Consigned Tooling in accordance with the Buyer's instructions and at Buyer's risk and expense.

     17.6 Q-TEL shall construct, subcontract to have constructed, or procure from third parties, certain tooling, equipment and/or software programs as specified in Schedule F, to be attached hereto, which items shall be authorized by separate Purchase Order(s) issued by Buyer. Any such tooling, equipment, and/or software programs once completed and approved by Buyer shall become Consigned Tooling subject to the provisions of this Subsection 17.

18. Buyer's Warranty and Indemnity.

     18.1 Buyer represents and warrants that:

          (a) It is the rightful owner of all rights, title and interests in and
to  the  Products,   including  without  limitation,  any  patents,   copyright,
trademarks and other intellectual property rights with respect thereto;

          (b) It is under no restraints arising from contractual or confidential relationships with any third party which may adversely affect or be inconsistent in any manner with the parties' respective rights and obligations thereunder;

          (c) The manufacture and sale of the Products to Buyer does not and will not infringe upon any patents, copyrights, or any other proprietary rights of any third party; and

          (d) It has neither granted any rights or licenses, nor entered into any transaction with any third party which is/are inconsistent with any of the rights, licenses, and/or obligations of Q-TEL under this Agreement or under any Purchase Order issued by Buyer in furtherance of this Agreement.

     18.2 Buyer agrees to indemnify, defend and hold Q-TEL harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including reasonable legal costs and attorneys' fees, resulting from a breach or alleged breach of any of the warranties set forth in Subsection 18.1, above, or arising out of any bodily injury (including death) or property damage, by whomsoever such claim is made, which is based in whole or in part upon the manufacture, sale, or use of any of the Products manufactured by Q-TEL in conformance with the drawings, specifications, or designs furnished and/or approved by Buyer hereunder, unless due to the negligence of Q-TEL in performing the duties and/or providing the

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

manufacturing services required of it hereunder.

19. Notices.

     19.1 All notices, consents and communications hereunder shall be in writing (unless otherwise stated) and in the English language signed by or on behalf of the relevant party, and may be given by cable, telex, or facsimile, subject to confirmation by letter.

     19.2 Written notices by post shall be sent by registered mail or certified mail, postage prepaid, return receipt requested. Any telegraphic, telex or facsimile notice must be confirmed within three (3) days by written notice sent by post signed by an authorized agent of such party.

     19.3 Notices sent by prepaid post shall be addressed to the recipient party at its address as set forth in the preamble of this Agreement, or such other address as may be specified by one party from time to time in accordance with the provisions of this Subsection 19, and shall be deemed to have been received seven (7) working days after the date of posting.

     19.4 For the purpose of this Agreement, reasonable parties to receive any and all correspondence associated to it, are defined below:

BUYER:

EXECUTONE INFORMATION SYSTEMS, INC.
478 Wheelers Farms Road, Milford, CT 06460
Attention:     Randall G. Lovin, Director - Materials
Telephone: (203) 876-7600
FAX (203) 882-2869

Q-TEL:

QUALITY TELECOMMUNICATIONS PRODUCTS (Q-TEL)
Regular Mail: C/O GTE International
8350 N.W. 52nd Terrace, Suite 102
Miami, FL 33166
P.O. Box 527505
Miami, FL 33152
Overnight mail: Q-TEL
Ave. Independencia, Centro El Cacique
Santo Domingo, Republica Dominicana
Attention: Carlos M. Pellerano, Manager - Sales, Marketing and
Customer Support
Telephones:  1-800-451-4778 / (809) 220-7308
FAX:    (809) 220-7347


20. Miscellaneous.

     20.1 In performing their respective obligations hereunder, each of the parties shall operate as and have the status of an independent contractor and shall not act as or be joint venturers, or an agent or employee of the other party. Neither party shall have any right or authority to assume or create any obligations of any kind or to make any representations or warranties on behalf of the other party, whether expressed or implied, or to bind the other party in any respect whatsoever.

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     20.2  Any  mutually  agreed  terms  which  may  be  specified   during  the
continuance of this Agreement, or any extension hereof, shall be incorporated into this Agreement in the form of an addendum hereto.

     20.3 No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is sought to be enforced. The express waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any similar right or default on any subsequent occasion.

     20.4 Should any provision of this agreement be determined to be void, invalid or otherwise unenforceable by any court or tribunal of competent jurisdiction, such determination shall not affect the remaining provisions hereof which shall remain in full force and effect.

     20.5 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Virginia.

     20.6 In the event of any controversy under this Agreement, the parties shall attempt in good faith to resolve such controversy by negotiation, mediation, or other informal and inexpensive methods of dispute resolution. Any controversy not successfully resolved in such a manner shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three (3) arbitrators. Any such arbitration shall be held in Richmond, Virginia. Judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The parties agree to and do hereby submit themselves to the jurisdiction of the courts of the Commonwealth of Virginia and of the United States of America located in Alexandria or Richmond, for the purpose of enforcing any award rendered by the Arbitrators.

     20.7 In no event shall either party be liable to the other party for any incidental, consequential, special, or punitive damages arising in any manner out of this Agreement.

     20.8 The headings to the Sections of this Agreement are for the convenience of the parties only and have no legal effect.

     20.9 This Agreement constitutes the entire agreement by and between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, negotiations and understandings, whether oral or written. The parties acknowledge and agree that the Agreement dated December 23,1991 between the Compania Dominicana de Telefonos, C. por A. (CODETEL) and Buyer is superseded by this Agreement and is hereby terminated.

     20.10 All signed copies shall be deemed to be originals of this Agreement.

     20.11 The persons executing this Agreement on behalf of Licensee and Licensor represent and warrant that they each have the requisite corporate authority to do so and that their execution of this Agreement is not subject to any further ratification or approval whatsoever.


In witness whereof, the parties have executed this Agreement as of the day and year first written above.

                                       13



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

EXECUTONE INFORMATION                  COMPANIA DOMINICANA DE
SYSTEMS, INC.                          TELEFONOS, C. POR A.

Name_______________________            Name_______________________

Title______________________            Title________________________





                                       14

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